Exhibit 5.1

Main: 310.440.4100

www.raineslaw.com

rqashu@raineslaw.com

April 22, 2022

Reeds, Inc.

201 Merritt 7 Corporate Park

Norwalk, Connecticut 06851

Re: Registration Statement on Form S-3 filed April 22, 2022

Ladies and Gentlemen:

We have acted as legal counsel to Reed’s, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on April 22, 2022 under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offering for resale, on a delayed or continuous basis, by the selling shareholders named in the Registration Statement (the “Selling Shareholders”) of up to an aggregate of 27,891,860 shares of the Company’s common stock, $0.0001 par value (“Common Stock”), including 18,594,571 issued and outstanding shares of Common Stock held by the Selling Shareholders (the “Shares”) and 9,297,289 shares of Common Stock (the “Warrant Shares”) issuable upon the exercise of issued and outstanding warrants (the “Warrants”) held by the Selling Shareholders.

We have reviewed such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals

Based upon the foregoing, we are of the opinion that:

(a) the Shares have been duly authorized and reserved for issuance and are validly issued, fully paid and nonassessable; and

(b) the Warrant Shares, when issued upon exercise of the Warrant in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

We are members of the bar of the California. We do not express any opinion herein on any laws other than the General Corporation Law of the State of Delaware and reported judicial decisions interpreting these laws.

We hereby consent to the filing of this letter as Exhibit 5.1 to the Registration Statement . In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Sincerely,

/s/ Raines Feldman LLP
Raines Feldman LLP

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